Exhibit 99.1

14 Lafayette Square, Suite 1405 ● Buffalo, New York 14203

FOR IMMEDIATE RELEASE

Rand Capital Reports 40% Increase in Total Investment Income

for Fourth Quarter 2022

●	Advanced portfolio transformation: Total investment income increased 40% to $1.7 million in the fourth quarter; Full year 2022 grew 41% to $5.8 million

●	Fourth quarter net investment income per share increased to $0.48 from $0.12 in the prior-year period; Adjusted net investment income per share for the quarter increased $0.25 to $0.41

●	Full year 2022 net investment income per share was $1.72 compared with a net investment loss per share of $1.01 in 2021

●	2022 non-GAAP adjusted net investment income per share more than doubled to $1.31 from $0.62 per share in 2021

●	Net asset value per share (“NAV”) was $22.36 at year-end, compared with $22.62 at September 30, 2022 and $23.54 at December 31, 2021

●	Declared total dividends of $0.83 per share in 2022, up nearly 90%

●	$3.9 million in new and follow on investments during the fourth quarter; Full year 2022 investments totaled $7.0 million

BUFFALO, NY, March 10, 2023 – Rand Capital Corporation (Nasdaq: RAND) (“Rand” or the “Company”), a business development company providing alternative financing for lower middle market companies, announced its results for the fourth quarter ended December 31, 2022.

“2022 was a strong year and continued to demonstrate the execution of our strategy. We advanced our investment portfolio composition towards more debt instruments with the addition of four interest yielding investments over the past year. In total, our debt portfolio now makes up more than half of our total portfolio mix at 56% compared with 46% at the end of 2021,” commented Daniel P. Penberthy, President and Chief Executive Officer of Rand. “Equally important has been our focus on expense management, which translated into strong net investment income growth for the year and enabled us to increase our return to shareholders. During 2022, we paid total dividends of $0.83 per share, which represented an increase of nearly 90% over our 2021 distributions. This included raising our regular quarterly cash dividend by 33%, or $0.05 per share, to $0.20 per share in the fourth quarter.

“With the support of our strong liquidity position, we believe we can continue to execute our strategy to grow our portfolio, drive investment income and support a growing dividend.”

Fourth Quarter Highlights

●	Total investment income grew $496,000, or 40%, to $1.7 million primarily due to increased interest income from portfolio companies and higher portfolio dividend income.

●	Total expenses were $371,000 compared with $923,000 in the prior-year period. The decrease reflects lower interest expense and a credit of accrued capital gain incentive fees of $168,000 for the fourth quarter of 2022 compared with $86,000 of expense for the fourth quarter of 2021. Excluding capital gains incentive fees, adjusted expenses, which is a non-GAAP financial measure, were $539,000, down $298,000, or 36%, from the prior-year period. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

●	Net investment income was $1.2 million, or $0.48 per share, compared with $320,000, or $0.12 per share, in the prior-year period. Adjusted net investment income per share, a non-GAAP financial measure, which excludes the capital gains incentive fee accrual, was $0.41 per share, up from $0.16 per share in the fourth quarter of 2021. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

2022 Highlights

●	Total investment income of $5.8 million increased $1.7 million or 41%.

●	Total expenses were $1.1 million compared with $6.7 million in the prior year. The decrease was largely due to the accrual of $4.2 million of capital gains incentive fees during 2021 compared with a reversal of $1.0 million in accrual of fees during the current year. Also reflected was lower interest expense of $547,000 given the Company’s SBA indebtedness was paid off in full in November 2021.

●	Excluding the capital gains incentive fee accrual, adjusted expenses, which is a non-GAAP financial measure, decreased $302,000, or 12%, to $2.2 million. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted expenses.

●	Net investment income per share was $1.72 for the year compared with net investment loss of $1.01 per share in the prior year. Excluding the capital gains incentive fee accrual, adjusted net investment income per share was $1.31 for 2022 compared with $0.62 for 2021. See the attached description of this non-GAAP financial measure and reconciliation table for adjusted net investment income per share.

●	Net assets at December 31, 2022 were $57.7 million, down 5% from year-end 2021, which reflected new and follow on investments offset by fair market value changes across a number of portfolio companies during the year.

Portfolio and Investment Activity

As of December 31, 2022, Rand’s portfolio included investments with a fair value of $61.5 million across 29 portfolio businesses. This was up $1.8 million, or 3%, from September 30, 2022, which reflected new and follow on investments partially offset by valuation adjustments to several portfolio companies. At December 31, 2022, the portfolio was comprised of approximately 56% in debt investments, 34% in equity investments in private companies, and 10% in publicly traded equities consisting of other BDCs and ACV Auctions. The annualized weighted average yield of debt investments was 12.6%.

Fourth quarter 2022:

○	Funded $3.1 million to Food Service Supply (FSS), consisting of $2.5 million of senior subordinated debt and $600,000 of preferred equity. FSS provides design, distribution and installation services for commercial kitchens, renovations and new builds.

○	Follow on debt investment of $590,000 in SciAps, Inc., an instrumentation company specializing in portable analytical instruments to identify compounds, minerals and elements. Rand’s total debt and equity investment in SciAps had a fair value of $5.2 million at year-end.

○	Follow on equity investment of $194,000 in Seybert’s Billiards Corporation, a billiard supply company. Rand’s total debt and equity investment in Seybert’s had a fair value of $5.9 million at year-end.

Full year 2022:

○	Invested a total of $7.0 million across seven transactions, which largely consisted of interest yielding assets

○	Sold BDC and ACV Auctions public securities for $2.0 million in gains

○	Received $1.6 million from repaid loans

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Liquidity and Capital Resources

Cash at year-end was $1.4 million compared with $834,000 at the end of 2021. The Company held approximately $3.9 million in publicly traded equities of other BDCs and $2.5 million of ACV Auctions shares, all of which are available for future liquidity requirements including dividends and portfolio investments.

At December 31, 2022, Rand had outstanding borrowings of $2.6 million on its existing $25.0 million senior secured revolving credit facility.

The Company did not repurchase any outstanding common stock during 2022.

Dividends

On December 6, 2022, the Board declared an aggregate of $0.38 per share cash dividend distribution, which was paid during the fourth quarter, to shareholders of record as of December 19, 2022. The dividends consisted of a regular quarterly dividend of $0.20 per share, which was an increase of $0.05, or 33%, and a supplemental dividend of $0.18 per share.

During 2022, Rand paid a total of $2.1 million in dividends, which included the four regular quarterly dividends, and the year-end 2022 supplemental dividend.

On February 28, 2023, Rand declared its regular quarterly cash dividend distribution of $0.20 per share. The cash dividend will be distributed on or about March 27, 2023, to shareholders of record as of March 13, 2023.

Webcast and Conference Call

Rand will host a conference call and webcast on Friday, March 10, 2023, at 11:00 a.m. Eastern Time, to review its financial results. The review will be accompanied by a slide presentation, which will be available on Rand’s website at www.randcapital.com in the “Investor Relations” section. Rand’s conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored on Rand’s website at www.randcapital.com under “Investor Relations” where the replay will also be available.

A telephonic replay will be available from 2:00 p.m. ET on the day of the call through Friday, March 17, 2023. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13735032. A transcript of the call will also be posted once available.

ABOUT RAND CAPITAL

Rand Capital (Nasdaq: RAND) is an externally managed business development company (BDC). The Company’s investment objective is to maximize total return to its shareholders with current income and capital appreciation by focusing its debt and related equity investments in privately-held, lower middle market companies with committed and experienced managements in a broad variety of industries. Rand invests in early to later stage businesses that have sustainable, differentiated and market-proven products, revenue of more than $2 million and a path to free cash flow or up to $5 million in EBITDA. The Company’s investment activities are managed by its external investment adviser, Rand Capital Management, LLC. Additional information can be found at the Company’s website where it regularly posts information: https://www.randcapital.com/.

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including but not limited to statements regarding the strategy of the Company and its outlook; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) evolving legal, regulatory and tax regimes; (2) changes in general economic and/or industry specific conditions; and (3) other risk factors as detailed from time to time in Rand ‘s reports filed with the Securities and Exchange Commission (“SEC”), including Rand’s annual report on Form 10-K for the year ended December 31, 2022, quarterly reports on Form 10-Q, and other documents filed with the SEC. Consequently, such forward-looking statements should be regarded as Rand’s current plans, estimates and beliefs. Except as required by applicable law, Rand assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Company:	Investors:
Daniel P. Penberthy	Deborah K. Pawlowski / Craig P. Mychajluk
President and CEO	Kei Advisors LLC
716.853.0802	716-843-3908 / 716-843-3832
dpenberthy@randcapital.com	dpawlowski@keiadvisors.com / cmychajluk@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Financial Position

(Audited)

	December 31,
	2022	2021
ASSETS
Investments at fair value:
Control investments (cost of $4,660,017 and $0, respectively)	$3,536,207	$-
Affiliate investments (cost of $30,204,160 and $27,357,797, respectively)	38,241,589	30,279,873
Non-Control/Non-Affiliate investments (cost of $20,852,060 and $25,012,871, respectively)	19,726,463	33,788,589
Total investments, at fair value (cost of $55,716,237 and $52,370,668, respectively)	61,504,259	64,068,462
Cash	1,368,996	833,875
Interest receivable	208,338	128,047
Prepaid income taxes	76,396	252,010
Deferred tax asset	28,160	181,003
Other assets	295,043	181,457
Total assets	$63,481,192	$65,644,854

LIABILITIES AND STOCKHOLDERS’ EQUITY (NET ASSETS)
Liabilities:
Due to investment adviser	$562,221	$891,102
Accounts payable and accrued expenses	66,680	51,689
Line of credit	2,550,000	-
Capital gains incentive fees	2,167,000	3,547,760
Deferred revenue	413,971	408,887
Total liabilities	5,759,872	4,899,438

Stockholders’ equity (net assets):
Common stock, $0.10 par; shares authorized 100,000,000; shares issued: 2,648,916; shares outstanding: 2,581,021	264,892	264,892
Capital in excess of par value	51,464,267	51,679,809
Treasury stock, at cost: 67,895 shares	(1,566,605)	(1,566,605)
Total distributable earnings	7,558,766	10,367,320
Total stockholders’ equity (net assets) (per share - 2022: $22.36, 2021: $23.54)	57,721,320	60,745,416
Total liabilities and stockholders’ equity (net assets)	$63,481,192	$65,644,854

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Operations

	(Unaudited)		(Audited)
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2022	2021	2022	2021
Investment income:
Interest from portfolio companies:
Control investments	$154,647	$11,303	$279,055	$23,068
Affiliate investments	599,931	517,539	2,366,955	1,541,507
Non-Control/Non-Affiliate investments	381,248	378,043	1,506,792	1,453,059
Total interest from portfolio companies	1,135,826	906,885	4,152,802	3,017,634

Interest from other investments:
Non-Control/Non-Affiliate investments	82	533	131	13,876
Total interest from other investments	82	533	131	13,876

Dividend and other investment income:
Affiliate investments	422,200	145,589	974,669	354,536
Non-Control/Non-Affiliate investments	122,965	128,965	481,665	533,643
Total dividend and other investment income	545,165	274,554	1,456,334	888,179

Fee income:
Control investments	3,900	-	7,800	-
Affiliate investments	20,371	36,912	92,531	114,697
Non-Control/Non-Affiliate investments	27,642	17,647	55,583	41,917
Total fee income	51,913	54,559	155,914	156,614
Total investment income	1,732,986	1,236,531	5,765,181	4,076,303

Expenses:
Base management fee	230,454	238,904	927,226	858,144
Capital gains incentive fees	(168,000)	86,000	(1,048,760)	4,200,000
Professional fees	160,657	200,195	729,967	578,577
Shareholders and office operating	41,756	38,878	205,083	223,381
Directors’ fees	50,050	39,050	187,833	153,500
Interest expense	43,918	304,700	69,960	617,270
Insurance	11,238	9,698	43,026	38,635
Corporate development	-	4,372	3,753	14,702
Other operating	1,017	998	1,141	1,106
Bad debt recovery	-	-	-	(15,000)
Total expenses	371,090	922,795	1,119,229	6,670,315
Net investment income (loss) before income taxes	1,361,896	313,736	4,645,952	(2,594,012)
Income tax expense (benefit)	131,792	(6,119)	215,542	10,896
Net investment income (loss)	1,230,104	319,855	4,430,410	(2,604,908)

Net realized gain (loss) on sales and dispositions of investments:
Control investments	-	(308,676)	-	(308,676)
Affiliate investments	-	57,215	167,159	192,645
Non-Control/Non-Affiliate investments	14,902	1,342,349	538,334	5,936,385
Net realized gain (loss) on sales and dispositions of investments	14,902	1,090,888	705,493	5,820,354

Net change in unrealized appreciation/depreciation on investments:
Control investments	(748,810)	1,151,021	(748,810)	1,151,021
Affiliate investments	4,692,512	(233,249)	4,740,353	3,414,050
Non-Control/Non-Affiliate investments	(4,760,553)	(1,597,207)	(9,901,315)	7,804,535
Change in unrealized appreciation/depreciation before income taxes	(816,851)	(679,435)	(5,909,772)	12,369,606
Deferred income tax expense (benefit)	107,980	(213,327)	107,980	(212,376)
Net change in unrealized appreciation/depreciation on investments	(924,831)	(466,108)	(6,017,752)	12,581,982

Net realized and unrealized (losses) gains on investments	(909,929)	624,780	(5,312,259)	18,402,336
Net increase (decrease) in net assets from operations	$320,175	$944,635	$(881,849)	$15,797,428
Weighted average shares outstanding	2,581,021	2,581,021	2,581,021	2,581,707
Basic and diluted net increase (decrease) in net assets from operations per share	$0.12	$0.37	$(0.34)	$6.12

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Rand Capital Corporation and Subsidiaries

Consolidated Statements of Changes in Net Assets

For The Years Ended December 31, 2022 and 2021

(Audited)

	2022	2021
Net assets at beginning of year	$60,745,416	$46,104,830

Net investment income (loss)	4,430,410	(2,604,908)
Net realized gain on sales and dispositions of investments	705,493	5,820,354
Net change in unrealized appreciation/depreciation on investments	(6,017,752)	12,581,982
Net (decrease) increase in net assets from operations	(881,849)	15,797,428

Declaration of dividends	(2,142,247)	(1,136,071)
Purchase of treasury shares	-	(20,771)
Net assets at end of year	$57,721,320	$60,745,416

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Rand Capital Reports 40% Increase in Total Investment Income for Fourth Quarter 2022

March 10, 2023

Rand Capital Corporation and Subsidiaries

Reconciliation of GAAP Total Expenses to Non-GAAP Adjusted Expenses

(Unaudited)

In addition to reporting total expenses, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, Rand presents adjusted expenses, which is a non-GAAP financial measure. Adjusted expenses is defined as GAAP total expenses removing the effect of any (credits)/expenses for capital gains incentive fees. GAAP total expenses is the most directly comparable GAAP financial measure. Rand believes that adjusted expenses provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021

Total expenses	$371,090	$922,795	$1,119,229	$6,670,315
Exclude (credits)/expenses for capital gains incentive fees	(168,000)	86,000	(1,048,760)	4,200,000
Adjusted expenses	$539,090	$836,795	$2,167,989	$2,470,315

Reconciliation of GAAP Net Investment Income (Loss) per Share to

Adjusted Net Investment Income per Share

(Unaudited)

In addition to reporting Net Investment Income per Share, which is a U.S. generally accepted accounting principle (“GAAP”) financial measure, the Company presents Adjusted Net Investment Income per Share, which is a non-GAAP financial measure. Adjusted Net Investment Income per Share is defined as GAAP Net Investment Income (Loss) per Share removing the effect of any (credits)/expenses for capital gains incentive fees. GAAP Net Investment Income (Loss) per Share is the most directly comparable GAAP financial measure. Rand believes that Adjusted Net Investment Income per Share provides useful information to investors regarding financial performance because it is a method the Company uses to measure its financial and business trends related to its results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three months ended December 31, 2022	Three months ended December 31, 2021	Year ended December 31, 2022	Year ended December 31, 2021

Net Investment Income (Loss) per Share	$0.48	$0.12	$1.72	$(1.01)
Exclude (credits)/expenses for capital gains incentive fees per share	(0.07)	0.04	(0.41)	1.63
Adjusted Net Investment Income per Share	$0.41	$0.16	$1.31	$0.62

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